UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2005

WILSHIRE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4673	84-0513668
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

921 Bergen Avenue, Jersey City, New Jersey	07306
(Address of principal executive offices)	(Zip Code)

(201) 420-2796
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On August 12, 2005, Wilshire Enterprises, Inc. (the “Company”) issued a press release announcing its plans to divest its New Jersey assets and other real estate transactions. On August 15, 2005, the Company revised and reissued that press release. The revised press release is set forth in Exhibit 99.1 annexed hereto.

As initially filed, the press release contained the following paragraph:

“Pending Acquisition of Arizona 2004 Multi-Family Asset: The Company recently signed a contract to acquire The Village at Gateway Pavilions, a 240 unit “Class A” multi-family property built in 2004 in Avondale, Arizona for $28.1 million. The purchase, which is subject to due diligence and the assumption of HUD financing, is expected to close in January 2006. (No assurance can be given, however, that the property will be acquired.) The Company expects to use the proceeds from the sale of assets, such as the sale of the Biltmore Club and / or other assets to primarily fund this transaction. The newly built property, located near a highly successful shopping center, office condominium park and major roads in western Phoenix, is currently 93% occupied after a one-year lease up period. The Company believes that the “Cash Flow” (defined as net operating income less interest expense and capital expenditures) generated from this new “Class A” Arizona asset will be greater than the historical Cash Flow from the Biltmore Club or the portfolio of the New Jersey assets currently being sold.”

That paragraph was revised in the attached press release to read as follows:

“Pending Acquisition of Arizona 2004 Multi-Family Asset: The Company recently signed a contract to acquire The Village at Gateway Pavilions, a 240 unit “Class A” multi-family property built in 2004 in Avondale, Arizona for $28.1 million. The purchase, which is subject to due diligence and the assumption of HUD financing, is expected to close in January 2006. (No assurance can be given, however, that the property will be acquired.) The Company expects to use the proceeds from the sale of assets, such as the sale of the Biltmore Club and / or other assets to primarily fund this transaction through a 1031 exchange. A 1031 exchange with the proceeds from the sale of the Biltmore Club would enable the Company to defer an estimated $5.0 million in taxes resulting from the sale of this property. The newly built property, located near a highly successful shopping center, office condominium park and major roads in western Phoenix, is currently 93% occupied after a one-year lease up period. The Company believes that the “Cash Flow” (defined as net operating income less interest expense and capital expenditures) generated from this new “Class A” Arizona asset will be greater than the historical Cash Flow from the Biltmore Club or the portfolio of the New Jersey assets currently being sold.”

ITEM 9.01. Financial Statements and Exhibits

(c) Exhibits

The following exhibit is included with this report:

Exhibit Number	Description

99.1	Revised press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WILSHIRE ENTERPRISES, INC.
(Registrant)
Date: August 19, 2005	By:	/s/ Daniel C. Pryor
Daniel C. Pryor President

EXHIBIT INDEX
Exhibit Number	Description

99.1	Press release.